UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 9, 2010
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Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)
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New Jersey (State or other jurisdiction of incorporation)	000-51371 (Commission File Number)	57-1150621 (I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)		07052 (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 9, 2010, Lincoln Educational Services Corporation (the “Company”) and Back to School Acquisition, L.L.C. (the “Selling Shareholder”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc. (the “Underwriter”), relating to the sale by the Selling Shareholder to the Underwriter of  3,908,000 shares (the “Shares”) of the Company’s common stock at a purchase price of $15.00 per share (the public offering price of $15.25 per share minus the Underwriter’s discount).  The closing of the sale of the Shares occurred on December 15, 2010.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to a copy of the Purchase Agreement, which is attached hereto as Exhibit 1.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Purchase Agreement, dated December 9, 2010, among the Company, Back to School Acquisition, L.L.C. and Barclays Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: December 15, 2010

	By:	/s/ Cesar Ribeiro
		Name:	Cesar Ribeiro
		Title:	Senior Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Document

1.1	Purchase Agreement, dated December 9, 2010, among the Company, Back to School Acquisition, L.L.C. and Barclays Capital Inc.